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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): December 21, 2007

                              FIRST IPSWICH BANCORP
             (Exact name of registrant as specified in its charter)

        Massachusetts                 333-114018              04-2955061
(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)              File Number)         Identification No.)

     31 Market Street, Ipswich, Massachusetts                    01938
     (Address of principal executive offices)                  (Zip Code)

       Registrant's telephone number, including area code: (978) 356-3700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

      On December 24, 2007, First Ipswich Bancorp (the "Company") entered into a line of credit with Bankers Bank Northeast ("Bankers Bank"), pursuant to which Bankers Bank agreed to lend the Bancorp up to $1,000,000 to make interest payments on the Company's trust preferred obligations (the "Loan"). The Loan will mature on January 1, 2013.

      The amounts drawn under the Loan will bear interest at an annual rate equal to the Wall Street Journal Prime Rate minus 0.5%. Interest payments are due monthly. Principal payments will begin in year three of the loan at the rate of $5,000 per month in year three, $6,000 per month in year four, and $7,000 per month in year five.

      The Loan is secured by all of the common stock of the First National Bank of Ipswich (the "Bank"). The Loan includes the following covenants, among others: (1) the Bank must maintain a Tier 1 leverage ratio of at least 7% and
(2) the Bank must maintain a debt coverage ratio of 1.25 to 1 with respect to the Loan. The Bank was in compliance with these debt covenants as of December 24, 2007.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      The information under Item 1.01 of this report is incorporated herein by reference.


Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Russell G. Cole's Employment Agreement
--------------------------------------

      On December 21, 2007, The First National Bank of Ipswich, a national bank (the "Bank") and the wholly-owned subsidiary of the Company, entered into an Employment Agreement with Russell G. Cole, President and Chief Executive Officer of the Bank and the Company, effective as of March 1, 2007. The agreement provides for an initial term through February 28, 2010 unless Mr. Cole's employment terminates earlier in accordance with the terms therein.

      Under the agreement, the Bank will pay Mr. Cole an initial annual base salary of $210,000, which amount is subject to annual review by the board of directors and may be increased. Mr. Cole will be eligible for discretionary bonuses and certain perquisites, including the use of an automobile, term life insurance, and the opportunity to participate in certain other benefit programs available to senior management and employees generally.

      Mr. Cole may resign upon ninety days prior written notice to the Bank. If the term of the agreement expires without renewal, Mr. Cole will be entitled to receive a lump sum payment equal to one times his annual base salary as then in effect and the opportunity to purchase at book value any bank owned automobile then being used by him. If Mr. Cole is terminated without "cause" (as defined in the agreement) or voluntarily for "good reason" (as defined in the agreement), he will be entitled to (i) a lump sum payment equal to between twelve and eighteen months (depending on the number of months remaining under the term of the agreement) of his annual base salary then in effect, (ii) continuation of group insurance and other executive benefit programs for between twelve and eighteen months (depending on the numbers of months remaining under the term of the agreement), (iii) the opportunity to purchase any Bank owned automobile then being used by him, and (iv) all of his outstanding options and other benefits

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accrued will immediately vest. If Mr. Cole's employment terminates on account of death, the Bank will pay his estate an amount equal to three months of his annual base salary. If Mr. Cole's employment terminates on account of disability, he will be entitled to payments under the Bank's disability insurance program.

      In addition, the agreement provides for the payment of a lump sum equal to two times Mr. Cole's annual base salary if his employment terminates within twelve months following a "change in control" of the Bank (as defined in the agreement) for "good reason" (as defined in the agreement) or without "cause" (as defined in the agreement). The Bank will also cover the cost of Mr. Cole's health insurance for two-years following any such change in control.

      While employed by the Bank and for a period of one-year thereafter, Mr. Cole may not (i) solicit or induce any employee of the Bank or any subsidiary or affiliate of the Bank to leave his or her employment, or (ii) compete with the Bank or any subsidiary or affiliate of the Bank in any city or town in which the Bank or any subsidiary or affiliate operates, or within any contiguous city or town. Mr. Cole will also have an ongoing duty to protect the Bank's confidential information.

Timothy L. Felter's Change in Control Agreement
-----------------------------------------------

      On December 21, 2007, the Bank entered into a Change in Control Agreement with Timothy L. Felter, Senior Vice President and Chief Financial Officer of the Bank and the Company. The agreement provides for the payment of two years of Mr. Felter's annual base salary if within twelve months following a "change in control" of the Bank (as defined in the agreement), Mr. Felter (i) leaves for "good reason" (as defined in the agreement), (ii) is terminated for any reason other than on account of "cause" (as defined in the agreement), or (iii) Mr. Felter's employment terminates on account of death, disability or retirement.

   While employed by the Bank and for a period of one-year thereafter or the period of the severance payments, whichever is longer, Mr. Felter may not solicit or induce any employee of the Bank or any subsidiary or affiliate of the Bank to leave his or her employment. Mr. Felter will also have an ongoing duty to protect the Bank's confidential information.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          FIRST IPSWICH BANCORP

                                          By: /s/ Timothy L. Felter
                                              --------------------------
                                              Timothy L. Felter
                                              Senior Vice President and C.F.O.

Date: December 26, 2007